LIMITED POWER OF ATTORNEY

I,   David A. B. Brown, of 31 Everett Avenue, Winchester, Massachusetts, hereby appoint Carl H. Guild, Jr. of Andover, Massachusetts and Michael Malone of
Littleton, Massachusetts, each acting individually, my true and lawful attorney in fact (my
"Attorney") for me and in my name, to do all things necessary with respect to the preparation, execution and filing of documents as required under section 16 of the Securities
Exchange Act of 1934, hereby ratifying and affirming that which my Attorney shall lawfully do or cause to be done by virtue of the powers herein conferred.

This power of attorney shall not be affected by my subsequent disability or incapacity.

Executed as a sealed instrument this     8th    day of January, 1999.

   /s/   David A. B. Brown
David A. B. Brown

COMMONWEALTH OF MASSACHUSETTS
    Middlesex    , SS.     January 8 , 1999
Then personally appeared the above-named David A. B. Brown and acknowledged the foregoing to be his free act and deed, before me
    /s/  Glen Johnson          .
 Notary Public
 My Commission Expires: March 30, 2001